Exhibit 4.53

EXECUTION VERSION

AERCAP GLOBAL AVIATION TRUST,
as Issuer,

THE GUARANTORS PARTY HERETO

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

JUNIOR SUBORDINATED INDENTURE

Dated as of June 9, 2015

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture

TRUST ACT	INDENTURE SECTION	INDENTURE SECTION
310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08
		6.10
311	(a)	6.13(a), 6.13(c)
	(b)	6.13(b)
	(b)(2)	7.03(a)(ii)
		7.03(b)
312	(a)	7.01
		7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.03(a)
	(b)	7.03(b)
	(c)	7.03(a), 7.03(b)
	(d)	7.03(c)
314	(a)	7.04
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not applicable
	(d)	Not applicable
	(e)	1.02
315	(a)	6.01(a)
	(b)	6.02
		7.03(a)(vi)
	(c)	6.01(b)
	(d)	6.01(c)
	(d)(1)	6.01(a)(i)
	(d)(2)	6.01(c)(ii)
	(d)(3)	6.01(c)(iii)
	(e)	5.13
316	(a)	1.01
	(a)(1)(A)	5.02
		5.11
	(a)(1)(B)	5.12
	(a)(2)	Not Applicable

TRUST ACT	INDENTURE SECTION	INDENTURE SECTION
	(b)	14.04
	(c)	Not Applicable
317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
318	(a)	1.07

NOTE:  This reconciliation and tie shall not, for any purpose be deemed to be a part of the Indenture.

i

JUNIOR SUBORDINATED INDENTURE, dated as of June 9, 2015, among AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the law of Delaware (the “Issuer”), AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of this Indenture (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”).

RECITALS OF THE ISSUER AND THE GUARANTORS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its junior subordinated debentures, notes or other evidences of indebtedness (the “Securities”).  Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for the Guarantees on the terms and conditions set forth herein.

All things necessary to make this Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01.                                   Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined herein have the meanings assigned to them herein and include the plural as well as the singular;

(b)  all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date in question; and

(d)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11, U.S. Code or any federal or state law for the relief of debtors or other relevant law in any jurisdiction for the relief of debtors (including, without limitation, laws of Ireland and the Netherlands) relating to moratorium, bankruptcy, insolvency, receivership, winding up, liquidation, examinership or reorganization or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to Holdings, either the board of directors of Holdings or any committee of that board duly authorized to act on behalf of such board, and with respect to any other Person, the board of directors or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of Holdings to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close or such other day as provided in or pursuant to an Officers’ Certificate or supplemental indenture referred to in Section 3.01.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, unlimited liability company or limited liability company, partnership interests, membership interests (whether general or limited) or shares in the capital of the company and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company Request” or “Company Order” means a written request or order signed in the name of the Issuer by an Officer.

“Corporate Trust Office” means (a) for Securities transfer purposes and for purposes of presentment and surrender of any Securities for final distribution thereon, DB Services Americas, Inc., MS JCK01-0218, 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Shareholder Services and (b) for all other purposes, the office of the Trustee at Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company, 100 Plaza One, MS JCY03-0699, Jersey City, NJ 07311-3901, Attention:  Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities — AERCAP15 (facsimile number for receipt of notices: (212) 553-2458) or at such other location at which at any particular time its corporate trust business shall be administered.

“corporation” means corporations, associations, companies and business trusts.

“Covenant Default” has the meaning specified in Section 5.15.

“covenant defeasance” has the meaning specified in Section 13.03.

“Defaulted Interest” has the meaning specified in Section 3.07.

“defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 3.01, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Event of Default” has the meaning specified in Section 5.01.

“GAAP” means generally accepted accounting principles in the United States that are in effect from time to time.  At any time after the date of this Indenture, Holdings may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to Holdings’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Holdings shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of the Securities.

“Global Security” means a Security in the form prescribed in Section 2.03 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s obligations under this Indenture and the Securities.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this junior subordinated indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“interest,” when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Managing Director, Executive Vice President, Senior Vice President or Vice President, any Treasurer or any Secretary or other executive officer or any duly authorized attorney-in-fact of the Issuer or Holdings, as applicable.

“Officers’ Certificate” means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Issuer or any Guarantor, as applicable, and who shall be acceptable to the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)  Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)  Securities which have been defeased pursuant to Section 13.02 hereof; and

(iv)  Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this

Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 5.02, (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the principal amount of such Security (or, in the case of an Original Issue Discount Security denominated in a foreign currency or currency unit, the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the amount determined as provided in (i) above), and (iii) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or of such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Issuer.

“Permitted Jurisdiction” means any of the United States, any state thereof, the District of Columbia, or any territory thereof, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden, the United Kingdom, Switzerland, Bermuda, the Cayman Islands and Singapore.

“Person” means any individual, corporation, unlimited liability company, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified in or as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means any previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary, the financing terms, covenants, termination events and other provisions of which, including any Standard Securitization Undertakings, shall be market terms.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01 unless otherwise defined, modified or deleted in or pursuant to Section 3.01.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securitization Assets” means the accounts receivable, lease, royalty or other revenue streams and other rights to payment and all related assets (including contract rights, books and records, all collateral securing any and all of the foregoing, all contracts and all guarantees or other obligations in respect of any and all of the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving any and all of the foregoing) and the proceeds thereof, in each case pursuant to a Securitization Financing.

“Securitization Financing” means one or more transactions or series of transactions that may be entered into by Holdings or any Subsidiary of Holdings pursuant to which Holdings or any Subsidiary of Holdings may sell, convey or otherwise transfer Securitization Assets to (a) a Securitization Subsidiary (in the case of a transfer by Holdings or any of its Subsidiaries that is not a Securitization Subsidiary) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Holdings or any Subsidiary of Holdings.

“Securitization Subsidiary” means a Subsidiary (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Holdings or any Subsidiary of Holdings makes an investment and to which Holdings or any Subsidiary of Holdings transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Holdings or a Subsidiary of Holdings, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of Holdings or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any Subsidiary of Holdings, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and (b) to which none of Holdings or any other Subsidiary of Holdings, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Holdings or such other Person shall be evidenced by a resolution of the Board of Directors of Holdings or such other Person giving effect to such designation.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness” means, except as modified by any supplemental indenture, (i) the principal, premium, if any, and interest in respect of (A) the Issuer’s or any Guarantor’s indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Issuer or a Guarantor; (ii) all of the Issuer’s and any Guarantor’s capitalized lease obligations; (iii) all of the Issuer’s and any Guarantor’s, as applicable, obligations representing the deferred purchase price of property; and (iv) all deferrals, renewals, extensions and refundings of obligations of the type referred to in clauses (i) through (iii); provided, however, that Senior Indebtedness does not include: (x) any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Securities issued under this Indenture; and (y) indebtedness for goods or materials purchased in the ordinary course of business or for services obtained in the ordinary course of business or indebtedness consisting of trade payables.  For the avoidance of doubt, the 5.90% Junior Subordinated Debenture due 2065 and the 6.25% Junior Subordinated Debenture due 2065, each issued by International Lease Finance Corporation, shall not constitute Senior Indebtedness and shall rank pari passu in right of payment with the Securities.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Holdings or any of its Subsidiaries that are customary for a seller or servicer of assets in a Securitization Financing.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, subject to any provisions for adjustment or deferral of any such date as contemplated by Section 3.01.

“Subsidiary” means a corporation, partnership, trust or other entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by Holdings or by one or more other Subsidiaries, or by Holdings and one or more other Subsidiaries.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means to the extent required by any such amendment the Trust Indenture Act of 1939, as amended and except as provided in Section 9.05.

“U.S. Government Obligations” has the meaning specified in Section 13.04(a).

“Voting Stock” means stock or other interests evidencing ownership in a corporation, partnership, trust or other entity that ordinarily has voting power for the election of directors, or other persons performing equivalent functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

SECTION 1.02.                                   Compliance Certificates and Opinions.  Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, including any request to authenticate and deliver Securities of any series pursuant to Section 3.03, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Section 7.04(b), shall include:

(a)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03.                                   Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or Opinion of Counsel, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representations by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.                                   Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive and may be relied on by the Trustee, the Issuer and the Guarantors and any of their respective agents, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The ownership of Securities shall be proved by the Security Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.05.                                   Notices, Etc., to Trustee, Issuer and Guarantors.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)                                 the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(b)                                 the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by electronic mail, to the Issuer or such Guarantor, as applicable, addressed to it at the following address or at any other address previously furnished in writing to the Trustee by the Issuer:

AerCap House
Stationsplein 965, 1117 EC Schiphol
The Netherlands
Attention:  Legal Department
Email:  corporatenotices@aercap.com

with copies for information purposes only to

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attention: Craig F. Arcella
Email:  CArcella@cravath.com

SECTION 1.06.                                   Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07.                                   Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act or that is automatically deemed included in this Indenture by any of the provisions of the Trust Indenture Act, such required or automatically included provision shall control.

SECTION 1.08.                                   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09.                                   Successors and Assigns.  All covenants and agreements in this Indenture by the Issuer and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 1.10.                                   Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.                                   Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.                                   Governing Law.  This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles (except Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 1.13.                                   Legal Holidays.  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of

Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest, except as provided in Section 5.02(a)(iii), if applicable, shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

ARTICLE II

Security Forms

SECTION 2.01.                                   Forms Generally.  The Securities of each series shall be in substantially the form (including permanent global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

The definitive Securities shall be printed, lithographed or engraved or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, in each case by the Issuer, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02.                                   Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee
By:

Authorized Signatory

SECTION 2.03.                                   Provisions of Global Security.  If Securities of a series are issuable in whole or in part in global form, as specified as contemplated by Section 3.01(s), then, notwithstanding the provisions of Section 3.01 and Section 3.02, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate principal amount of Outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. The global form may be permanent or temporary. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the principal amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by the Issuer or such other Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or Section 3.04. Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Issuer or such other Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or Section 3.04 has been or simultaneously is delivered, any instructions by the Issuer with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.07 and except as provided in the preceding paragraph, the Issuer, the Trustee and any agent of the Issuer and the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security as shall be specified in a written statement of the Depositary with respect to such permanent Global Security, for purposes of obtaining any consents or directions required to be given by the Holders pursuant to this Indenture.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, any Global Security shall provide, in addition to the provisions established pursuant to Section 2.01 and Section 3.01 and set forth in the preceding paragraphs, that the Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in such Global Security unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series, and that the Depositary, by accepting such Global Security, agrees to be bound by such provision.

SECTION 2.04.                                   Legend.  The following legend will appear on the face of all Global Securities issued under this Indenture.

“UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR

IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

ARTICLE III

The Securities

SECTION 3.01.                                   Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with the Securities of each other series, unless otherwise provided pursuant to this Section 3.01, but all Securities issued hereunder shall be subordinate and junior in right of payment, to the extent and in the manner set forth in Article XIV, to all Senior Indebtedness. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(a)                                 the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(b)                                 any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06, or Section 11.07 and except for any Securities which, pursuant to Section 3.03, shall not have been issued and sold by the Issuer and are therefore deemed never to have been authenticated and delivered hereunder);

(c)                                  the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d)                                 the date or dates on which the principal of the Securities of the series is payable and any provisions for the deferral of any such date; provided that the Stated Maturity shall be no less than one year from the issue date;

(e)                                  the rate or rates (or the formula pursuant to which such rate or rates shall be determined) at which the Securities of the series shall bear interest, if any, and the rate or rates and applicability of interest with respect to deferred or overdue payments of principal or interest, if different from the rate of interest stated in the Security; the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and any provisions for the adjustment or deferral of any such date and the Regular Record Date or any formula for determining the Record Date for the interest payable on any Interest Payment Date;

(f)                                   the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, and the place or places where the Securities of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Issuer in respect of the Securities of the series may be made;

(g)                                  any provisions relating to the deferral of interest payments on the Securities of the series at the option of the Issuer or otherwise;

(h)                                 if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

(i)                                     the obligation, if any, of the Issuer to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(j)                                    any securities exchange or quotation system on which the Securities of the series may be listed or quoted, as applicable;

(k)                                 if other than denominations of $200,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l)                                     the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest (including compounded amounts), if any, on the Securities of the series shall be payable if other than the currency of the United States, which may be different for principal, premium, if any, interest, if any, and compounded amounts, if any;

(m)                             if the principal of (and premium, if any) or interest (including compounded amounts), if any, on the Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies other than that in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest (including compounded amounts), if any, on Securities of such series as to which such election is made shall be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

(n)                                 if the amount of payments of principal of (and premium, if any) or interest (including compounded amounts), if any, on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(o)                                 if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(p)                                 if the Securities of the series shall not rank equally and pari passu with the Securities of each other series issued under this Indenture, the ranking of the Securities of the series;

(q)                                 any Event of Default with respect to the Securities of the series, if not set forth herein, and any additions, modifications or deletions in the Events of Default, covenants of the Issuer, notice requirements, or redemption provisions set forth herein with respect to the Securities of such series;

(r)                                    whether either or both of Section 13.02 and Section 13.03 shall not apply to the Securities of the series;

(s)                                   whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities, which Depositary shall be, if then required by applicable law or regulation, a clearing agency registered under the Exchange Act; and

(t)                                    any other terms of the series, including the covenants to be applicable to Securities of such series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth in the Officers’ Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. If all of the Securities of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

SECTION 3.02.                                   Denominations.  Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, the Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $200,000 and integral multiples of $1,000 in excess thereof.

SECTION 3.03.                                   Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Issuer by one or more Officers. The signature of any of these Officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time Officers shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and make available for delivery such Securities. If all of the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(a)                                 if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(b)                                 if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c)                                  that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel and paid for, will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting creditors’ rights generally, and except that such counsel may advise that the enforceability of the Securities is subject to the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and, if applicable, to provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed in United States dollars.

If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Issuer shall execute and the Trustee shall, upon receipt of a Company Order for the authentication and delivery of such Global Securities, authenticate and deliver one or more Global Securities with respect to each series of Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the initially issued Securities of such series, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially in the form required in Section 2.04.

The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

Neither the Trustee nor any agent thereof shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 3.04.                                   Temporary Securities.  Pending the preparation of definitive Securities of any series, the Issuer may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, reproduced or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Issuer will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor a like principal amount of definitive Securities of the same series and tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

SECTION 3.05.                                   Registration, Registration of Transfer and Exchange.  The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of any series at the Corporate Trust Office of the Security Registrar the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like tenor and aggregate principal amount and Stated Maturity.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at the Corporate Trust Office of the Security Registrar. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture or any supplement, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the

Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing and, in the case of definitive Securities, any other documentation or items reasonably requested by the Trustee or the Security Registrar.

No service charge to the Holder shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, Section 9.06 or Section 11.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection for redemption of Securities of like tenor and of the series of which such Security is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Securities of such series to be redeemed, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

If at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.01, the Issuer shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or become aware of such ineligibility, the Issuer’s election to issue Global Securities pursuant to Section 3.01 shall no longer be effective with respect to the Securities of such series and the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Issuer will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

Notwithstanding any other provision in this Indenture, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or except to the Trustee in exchange for definitive Securities as provided in this Indenture. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities evidenced in whole or in part by a Global Security, the Depositary may not sell, assign, transfer or otherwise convey any beneficial interest in a Global

Security evidencing all or part of the Securities of such series unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series.

SECTION 3.06.                                   Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Security Registrar, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Security Registrar (i) evidence to its satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by the Security Registrar to save the Issuer, the Security Registrar and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Security Registrar that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and, upon Company Order, the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor, principal amount and Stated Maturity and bearing a number not contemporaneously outstanding. If after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment such original Security, the Issuer and the Security Registrar shall be entitled to recover such new Security from the Person to whom it was delivered or any Person taking therefrom, except a holder in due course, and the Security Registrar, and the Issuer shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Security Registrar or any agent of any of them in connection therewith.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or shall have become subject to notice of redemption in full, the Issuer in its discretion may, instead of issuing a new Security but otherwise subject to the immediately preceding paragraph, pay such Security without surrender thereof, except that any mutilated security shall be surrendered.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Security Registrar) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07.                                   Payment of Interest; Interest Rights Preserved.  Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities,

interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (a) or (b) below:

(a)                                 The Issuer may elect to make payment of any Defaulted Interest to the Person or Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b)                                 The Issuer may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08.                                   Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee, the Security Registrar and any agent of the Issuer, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Trustee, the Security Registrar nor any agent of the Issuer, the Trustee or the Security Registrar shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Issuer, the Trustee, the Security Registrar or any agent of the Issuer, the Trustee or the Security Registrar, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and holders of beneficial interests in any Global Security, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Global Security.

SECTION 3.09.                                   Cancellation.  All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and shall be promptly cancelled by it. The Issuer may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and may deliver to the Security Registrar (or to any other Person for delivery to the Security Registrar) for cancellation any Securities previously authenticated hereunder which the Issuer has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Security Registrar. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Security Registrar shall be disposed of in accordance with its customary policies and procedures.  The Issuer shall deliver, or cause to be delivered, notice of such cancellation to the Company Announcements Office of the Irish Stock Exchange (as long as any Securities are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require).

SECTION 3.10.                                   Computation of Interest.  Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11.                                   CUSIP or ISIN Numbers.  The Issuer in issuing the Securities may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Issuer shall use “CUSIP” or “ISIN” numbers in notices of redemption as provided herein; provided that (i) neither the Issuer nor the Trustee shall have any responsibility for any defect in the “CUSIP” or “ISIN” number that appears on any Security, check, advice of payment or redemption notice, (ii) any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Security or as contained in any notice of a redemption, (iii) reliance may be placed only on the other elements of identification printed on the Security and (iv) any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall notify the Trustee of changes in the “CUSIP” or “ISIN” numbers for the Securities of which it becomes aware.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.01.                                   Satisfaction and Discharge of Indenture.  This Indenture shall upon Company Request cease to be of further effect (except as to any surviving provisions expressly provided for herein), and the Trustee upon such Company Request, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, which instruments shall be reasonably requested by the Issuer, when

(a)                                 either

(i)  all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Security Registrar for cancellation; or

(ii)  all such Securities not theretofore delivered to the Security Registrar for cancellation

(A) have become due and payable, or

(B) will become due and payable at their Stated Maturity within one year, or

(C) have been called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)                                 the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)                                  the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee (acting in any capacity under this Indenture) under Section 6.07, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02.                                   Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

SECTION 5.01.                                   Events of Default.  “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is specifically deleted or modified in the supplemental indenture, if any, or Officers’ Certificate, if any, under which such series of Securities is issued:

(a)  default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the Securities of such series shall not constitute a default in the payment of interest for this purpose; or

(b)  default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at Maturity, upon any redemption, by declaration or otherwise; or

(c)  the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Issuer or any Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Guarantor under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(d)  the commencement by the Issuer or any Guarantor of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or any Guarantor in furtherance of any such action; or

(e)  any other Event of Default provided in the supplemental indenture, if any, or Officers’ Certificate, if any, under which such series of Securities is issued or in the form of Security for such series.

SECTION 5.02.                                   Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Section 5.01(c) or 5.01(d)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 5.01(c) or 5.01(d) with respect to Securities of any series at the time Outstanding occurs, the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of and accrued but unpaid interest on (subject to any limitation thereon applicable to such series) all the Securities of such series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(a)                                 the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(i)  all overdue interest on all Securities of that series, subject to any interest deferral provisions established pursuant to Section 3.01,

(ii)  the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(iii)  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv)  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)                                 all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Trustee of any declaration of acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.02.

SECTION 5.03.                                   Collection of Indebtedness and Suits for Enforcement by Trustee.  The Issuer covenants that if

(a)  default is made in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period in accordance with the terms of the Securities of such series shall not constitute a default in the payment of interest for this purpose,

(b)  default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, or

(c)  default is made in the making or satisfaction of any sinking fund payment or analogous obligation when and if the same becomes due pursuant to the terms of any

Security,

the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.                                   Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                 to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.05.                                   Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be paid and applied as provided in Section 5.06.

SECTION 5.06.                                   Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall, subject to the subordination provisions hereof and subject to any modification by any applicable indenture supplemental hereto, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (in each of its capacities hereunder) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Issuer or its successors or assigns, as instructed by the Issuer in writing.

SECTION 5.07.                                   Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                 such Holder has previously given written notice to the Trustee of a continuing Event of Default or Covenant Default with respect to the Securities of that series;

(b)                                 the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or such Covenant Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 5.08.                                   Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.09.                                   Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. To the extent permitted by applicable law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10.                                   Delay or Omission Not Waiver.  To the extent permitted by applicable law, no delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default or Covenant Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or Covenant Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, in each case in accordance with the terms of this Indenture.

SECTION 5.11.                                   Control by Holders.  The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

(a)                                 such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Upon receipt by the Trustee of any purported direction with respect to Securities of a series all or part of which is represented by a Global Security, the Trustee shall establish a record date for determining Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.11.

SECTION 5.12.                                   Waiver of Past Defaults.  By written instrument delivered to the Issuer and the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default:

(a)  in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

(b)  in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Upon any such waiver, such default shall cease to exist, and any Event of Default or Covenant Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.13.                                   Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including compounded amounts) on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14.                                   Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15.                                   Covenant Default.  “Covenant Default,” wherever used herein with respect to Securities of any series, means default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture or any Security of such series (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in this Article or which has expressly been included in this Indenture solely for the benefit of series of Securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given a written notice by registered or certified mail to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Default” hereunder.

ARTICLE VI

The Trustee

SECTION 6.01.                                   Certain Duties and Responsibilities.  (a) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee,

(i)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the

Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)                                 In case an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)  this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 5.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02.                                   Notice of Defaults.  Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 6.03.                                   Certain Rights of Trustee.  Subject to the provisions of Section 6.01:

(a)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)  the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney; and

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities, fees and expenses caused by taking or not taking such action in accordance with this Indenture.

SECTION 6.04.                                   Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of Securities or the proceeds thereof.

SECTION 6.05.                                   May Hold Securities.  The Trustee, any Paying Agent, any Security Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.                                   Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

SECTION 6.07.                                   Compensation and Reimbursement.  Each of the Issuer and the Guarantors jointly and severally agree:

(a)  to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct;

(c)  to indemnify the Trustee, its affiliates, officers, directors, employees and agents, for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on such Person’s part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

The provisions of this Section 6.07 shall survive any satisfaction and discharge of this Indenture, any defeasance of the Securities in accordance with Article XIII and the resignation and removal of the Trustee in accordance with Section 6.10.

SECTION 6.08.                                   Disqualification; Conflicting Interests.  The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 6.09.                                   Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Securities or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10.                                   Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)                                 The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)                                  The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Issuer.

(d)                                 If at any time:

(i)  the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii)  the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

(iii)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.13, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect of the Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)                                   The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(g)                                  Notwithstanding replacement of the Trustee pursuant to this Section 6.10, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee and the Issuer shall pay to any replaced or removed Trustee all amounts owed under Section 6.07 upon such replacement or removal.

SECTION 6.11.                                   Acceptance of Appointment by Successor.

(a)                                 In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)                                  Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12.                                   Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.13.                                   Preferential Collection of Claims Against Issuer.  (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Obligors within three months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:

(i)  an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months’ period and valid as against the Obligors and their other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Obligors upon the date of such default; and

(ii)  all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Obligors and their other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Obligors) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Obligors in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable Bankruptcy Law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within three months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Obligors in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable Bankruptcy Law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Obligors of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Obligors in bankruptcy or receivership or in proceedings for reorganization pursuant to any applicable Bankruptcy Law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to any applicable Bankruptcy Law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(iii)  the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months’ period; and

(iv)  such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b)                                 There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

(i)  the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(ii)  advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(iii)  disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(iv)  an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;

(v)  the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Obligors; and

(vi)  the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.

(c)                                  For the purposes of this Section only:

(i)  the term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(ii)  the term “other indenture securities” means securities upon which an Obligor is an obligor outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(iii)  the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(iv)  the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Obligors for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Obligors arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

(v)  the term “Obligors” means any obligor upon the Securities.

SECTION 6.14.                                   Appointment of Authenticating Agent.  At any time when any of the Securities of one or more series remain outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to Securities of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits hereof and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made herein to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail notice of such appointment to each Holder of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. The provisions of Section 6.07 shall also apply to any Authenticating Agent.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Authenticating Agent bills the Trustee for its services, the Issuer may either pay the Authenticating Agent or provide funds to the Trustee which the Trustee shall use to pay the Authenticating Agent.

Pursuant to each appointment made under this Section, the Securities of each series covered by such appointment may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the form set forth in Section 2.02.

SECTION 6.15.                                   Roles of Trustee.  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each agent, custodian and other person employed by it to act hereunder.

ARTICLE VII

Holders’ Lists and Reports by Trustee and Issuer

SECTION 7.01.                                   Issuer to Furnish Trustee Names and Addresses of Holders.  The Issuer will furnish or cause to be furnished to the Trustee, at times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 7.02.                                   Preservation of Information; Communications to Holders.  (a)The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)                                 If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

(i)  afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a),

or

(ii)  inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c)                                  Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

SECTION 7.03.                                   Reports by Trustee.  (a) Within 60 days after the first December 15 occurring subsequent to the initial issuance of Securities hereunder and within 60 days after December 15 in each year thereafter, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such December 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(i)  any change to its eligibility under Section 6.09 and its qualifications under Section 6.08;

(ii)  the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 310(b) of the Trust Indenture Act;

(iii)  the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding for which it is Trustee on the date of such report;

(iv)  any change in the amount, interest rate and maturity date of all other indebtedness owing by the Issuer (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(ii), (iii), (iv), or (vi);

(v)  any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(vi)  any additional issue of Securities which the Trustee has not previously reported; and

(vii)  any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.02.

(b)                                 The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding for which it is Trustee at such time, such report to be transmitted within 90 days after such time.

(c)                                  A copy of each such report shall, at the time of such transmission to Holders, be delivered by the Trustee to the Issuer who shall file a copy with each stock exchange upon which any Securities are listed and with the Commission, in each case to the extent required by the rules and regulations of such stock exchange or the Commission. The Issuer will promptly notify the Trustee when any Securities are listed on any stock exchange.

SECTION 7.04.                                   Reports by Holdings.  Holdings shall:

(a)  file with the Trustee, within 15 days after Holdings is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that Holdings may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

or, if Holdings is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

provided that all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K or (C) will not be required to contain the separate financial information contemplated by Rule 3-10 of Regulation S-X promulgated by the Commission;

provided further that Holdings shall not be so obligated to file such reports with, or furnish such reports to, the Commission if the Commission does not permit such filing or furnishing, in which event Holdings will make available such information to prospective purchasers of Securities, in addition to providing such information to the Trustee and the Holders of the Securities, in each case within 15 days after the time Holdings would be required to file such information with, or furnish such information to, the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act, pursuant to the provisions set forth in clause (a) above.

(b)  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Holdings with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(c)  transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Holdings pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(d)  At any time when Holdings is not subject to Section 13 or 15(d) of the Exchange Act, so long as any of the Securities are outstanding, Holdings shall furnish at its expense, upon request, to the Holders and prospective purchasers of the Securities the information required by Rule 144A(d)(4) under the Securities Act of 1933, as amended.  This Section 7.04(d) is intended to be for the benefits of the Holders of the Securities and prospective purchasers of the Securities designated by such Holders from time to time.

(e)  The foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the Commission’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

ARTICLE VIII

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.01.                                   Holdings.

(a)  Holdings may not consolidate, amalgamate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     Holdings is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of Holdings or under the laws of a Permitted Jurisdiction (Holdings or such Person, as the case may be, being herein called “Successor Holdings”);

(ii)                                  Successor Holdings, if other than Holdings, expressly assumes all the obligations of Holdings under the Securities and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

(iv)                              Successor Holdings, if other than Holdings, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel stating that the Guarantee to be provided by Successor Holdings has been duly authorized, executed and delivered by Successor Holdings and constitutes the legal, valid and enforceable obligation of Successor Holdings; and

(v)                                 Successor Holdings shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Subsidiary may consolidate or amalgamate with or merge with or into Holdings; (B) Holdings may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of Holdings solely for the purpose of reincorporating Holdings in a Permitted Jurisdiction; and (C) Holdings may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)  Successor Holdings (if other than Holdings) will succeed to, and be substituted for, Holdings under this Indenture and Holdings’s Guarantee and in such event Holdings will automatically be released and discharged from its obligation under this Indenture and Holdings’s Guarantee.

SECTION 8.02.                                   The Issuer.

(a)  The Issuer may not consolidate, amalgamate or merge with or into or wind up into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)                                     the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”);

(ii)                                  the Successor Issuer, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Securities and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

(iv)                              if the Successor Issuer is other than the Issuer, each Guarantor, unless it is the other party to the transactions, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Successor Issuer’s obligations under this Indenture and each series of Securities; and

(v)                                 the Successor Issuer shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) the Issuer may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof; and (B) the Issuer may be converted into, or reorganized or reconstituted in the United States, any state thereof, the District of Columbia or any territory thereof.

(b)  The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and the Securities and in such event the Issuer will automatically be released and discharged from its obligation under this Indenture and the Securities.

SECTION 8.03.                                   Subsidiary Guarantors.

(a)  Each Subsidiary Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not the applicable Subsidiary Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Subsidiary (other than the Issuer) unless:

(i)                                     the applicable Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or under the laws of a Permitted Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”);

(ii)                                  the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Securities and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

(iv)                              the Successor Subsidiary Guarantor, if other than the applicable Subsidiary Guarantor, shall have delivered, or cause to be delivered, to the Trustee an Opinion of Counsel stating that the Guarantee to be provided by such Successor Subsidiary Guarantor has been duly authorized, executed and delivered by such Successor Subsidiary Guarantor and constitutes the legal, valid and enforceable obligation of such Successor Subsidiary Guarantor; and

(v)                                 the Successor Subsidiary Guarantor shall have delivered, or cause to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture, if any, comply with this Indenture;

provided, however, that, notwithstanding the foregoing clause (iii), (A) any Subsidiary may consolidate or amalgamate with or merge with or into a Subsidiary Guarantor; (B) any Subsidiary Guarantor may consolidate or amalgamate with or merge with or into or wind up into an Affiliate of such Subsidiary Guarantor solely for the purpose of reincorporating such Subsidiary Guarantor in a Permitted Jurisdiction; and (C) any Subsidiary Guarantor may be converted into, or reorganized or reconstituted in a Permitted Jurisdiction.

(b)  The Successor Subsidiary Guarantor (if other than the applicable Subsidiary Guarantor) will succeed to, and be substituted for, the applicable Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee and in such event the applicable Subsidiary Guarantor will automatically be released and discharged from its obligation under this Indenture and such Subsidiary Guarantor’s Guarantee.

ARTICLE IX

Supplemental Indenture

SECTION 9.01.                                   Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Issuer and, if applicable, the Guarantors, in each case when authorized by a Board Resolution, and the Trustee (when authorized by Company Order), at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(a)  to evidence the succession of another Person to Holdings or the Issuer and the assumption by any such successor of the covenants of Holdings or the Issuer, as the case may be, herein and in the Securities; or

(b)  to add to the covenants of the Issuer or Guarantors for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer or Guarantors; or

(c)  to add any additional Events of Default; or

(d)  to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(e)  to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(f)  to secure the Securities; or

(g)  to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01; or

(h)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(i)  to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 9.02.                                   Supplemental Indentures with Consent of Holders.  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer and, if applicable, the Guarantors, in each case when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(a)                                 change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or adversely affect any right of repayment at the option of the Holder of any Security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(b)                                 reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(c)                                  modify any of the provisions of this Section 9.02, Section 5.12 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Section 6.11(b) and Section 9.01(h).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.                                   Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.                                   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.                                   Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06.                                   Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 9.07.                                   Subordination Unimpaired.  This Indenture may not be amended to alter the subordination of any of the Outstanding Securities or Guarantees without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

SECTION 9.08.                                   Reservation of Rights of Trustee.  Notwithstanding anything to the contrary in Sections 9.01 or 9.02, no supplemental indenture or modification or amendment to this Indenture which has the effect of (i) materially increasing the obligations or duties of the Trustee hereunder, (ii) materially decreasing the compensation or rights of the Trustee hereunder, or (iii) materially and adversely affecting the Trustee, shall become effective without prior consent of the Trustee.

ARTICLE X

Covenants

SECTION 10.01.                            Payment of Principal, Premium and Interest.  The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture, subject to the provisions of and any modifications provided by the supplemental indenture, if any, or Officers’ Certificate, if any, under which such series of Securities is issued.

SECTION 10.02.                            Maintenance of Office or Agency.  The Issuer will maintain in each Place of Payment for any series of Securities (which Place of Payment shall include a location in the Borough of Manhattan, City of New York, State of New York or the Corporate Trust Office) an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Securities of that series and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03.                            Money for Securities Payments to Be Held in Trust.  If the Issuer shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Securities, they will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)  hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)  give the Trustee notice of any default by the Issuer (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

(c)  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any Paying Agent shall also be entitled to the benefits and protections afforded the Trustee under Article VI.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Issuer on Company Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 10.04.                            Corporate Existence.  Subject to Article VIII, the Issuer and AerCap Ireland Capital Limited will each do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights (charter and statutory) and franchises; provided, however, that neither the Issuer nor AerCap Ireland Capital Limited shall be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 10.05.                            Statement by Officers as to Default.  The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of Holdings ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof (i) the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of Section 10.01 to Section 10.04, inclusive or (ii) a Covenant Default has occurred and is continuing, and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which it may have knowledge.

SECTION 10.06.                            Waiver of Certain Covenants.  The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.04 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any term, provision or condition referred to in the immediately preceding paragraph. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive, compliance with any such term, provision or condition, whether or not such Holders remain Holders after such record date: provided, that unless such requisite percentage in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

SECTION 10.07.                            Restrictions on Guarantees.

(a)  Holdings will not cause or permit any of its Subsidiaries (other than a Securitization Subsidiary), directly or indirectly, to guarantee any capital markets debt or any unsecured credit facility (other than Standard Securitization Undertakings in connection with a Qualified Securitization Financing) of Holdings, the Issuer or any Subsidiary Guarantor (other than guarantees by any of the Issuer’s Subsidiaries of capital markets debt or unsecured credit facilities of the Issuer or any of its Subsidiaries) in each case after the date hereof, unless such Subsidiary:

(i) within five Business Days of the date on which it guarantees such capital markets debt or unsecured credit facility, executes and delivers to the Trustee a supplemental indenture in substantially the form of Exhibit A hereto pursuant to which such Subsidiary shall Guarantee all of the Issuer’s obligations under the Securities and this Indenture in accordance with the terms of Article XVI hereof; and

(ii) delivers to the Trustee an Opinion of Counsel stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by such Subsidiary and constitute the legal, valid and enforceable obligation of such Subsidiary.

Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of this Indenture.

(b)  Notwithstanding Section 10.07(a), Subsidiaries of the Issuer shall be permitted to guarantee capital markets debt and unsecured credit facilities of the Issuer and its Subsidiaries.

SECTION 10.08.                            Additional Amounts.

(a)  The Issuer, the Guarantors and each Paying Agent will make all payments under or with respect to the Securities and each Guarantee free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of (i) Ireland, the Netherlands or the United States, or with respect to each of the foregoing any political subdivision or any authority or agency therein or thereof having power to tax, (ii) any other jurisdiction in which the Issuer is organized or otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax (and, in the case of the Issuer that is treated as a transparent or pass-through entity for purposes of the tax law of a jurisdiction in which any of its owners, members or beneficial owners is organized or otherwise resident for tax purposes, any such jurisdiction or any political subdivision or any authority or agency therein or thereof having the power to tax), (iii) any jurisdiction from or through which payment on any Security or any Guarantee is made, or any political subdivision or any authority or agency therein or thereof having the power to tax or (iv) any jurisdiction in which a Guarantor that actually makes a payment on any Security or any Guarantee is organized or otherwise resident for tax purposes, or any political subdivision or any authority or agency therein or thereof having the power to tax (and, in the case of a Guarantor that is treated as a transparent or pass-through entity for purposes of the tax law of a jurisdiction in which any of its owners, members or beneficial owners is organized or otherwise resident for tax purposes, any such jurisdiction or any political subdivision or any authority or agency therein or thereof having the power to tax) (each a “Relevant Taxing Jurisdiction”), unless the Issuer, a Guarantor or a Paying Agent is required to withhold or deduct Taxes by law applicable to such Person or by the interpretation or administration thereof.

(b)  If the Issuer, a Guarantor or a Paying Agent is so required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of a Relevant Taxing Jurisdiction from any payment made under or with respect to any Security or any Guarantee, the Issuer and the Guarantors will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by Holders (including Additional Amounts) after such withholding or deduction will not be less than the amount Holders would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to (1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder, if the relevant Holder is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, but other than a connection arising from the acquisition, ownership or holding of such Security or the receipt of any payment in respect thereof); (2) any estate, inheritance, gift, sales, value added, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (3) any Taxes imposed as a result of the failure of the relevant Holder or beneficial owner of the Securities to comply with a timely request in writing of the Issuer addressed to the Holder or beneficial owner, as the case may be (such request being made at a time that would enable such Holder or beneficial owner acting reasonably to comply with that request), to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Taxing Jurisdiction, if and to the extent that due and timely compliance with such request under applicable law, regulation or administrative practice would have reduced or eliminated such Taxes with respect to such Holder or beneficial owner, as applicable; (4) any Taxes that are payable other than by deduction or withholding from a payment made under or with respect to any Security or any Guarantee; (5) any Taxes that are required to be deducted or withheld from a payment to an individual and that are required to be made pursuant to Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on taxation of savings income or any law implementing or complying with, or introduced in order to conform to such Directives; (6) any Taxes withheld or deducted pursuant to Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor version of such Sections), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements (including any intergovernmental agreement or any law implementing any such agreement) entered into in connection with the implementation thereof; or (7) any United States Taxes withheld or deducted from a payment to any Holder or beneficial owner of the Securities that is described in Sections 871(h)(3)(B) or 881(c)(3) of the U.S. Internal Revenue Code of 1986, as amended; nor will the Issuer or Guarantors pay Additional Amounts (x) if the payment could have been made without such deduction or withholding if the Holder had presented the Security for payment (where presentation is required for payment) within 30 days after the date on which such payment on such Security became due and payable or the date on which payment thereof is duly provided for, whichever is later, (y) with respect to any payment of principal of (or premium, if any, on) or interest on such Security to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security, or (z) in respect of any Security where such withholding or deduction is imposed as a result of any combination of clauses (1), (2), (3), (4), (5), (6), (7), (x), (y) and (z) of this paragraph.

(c)  The Issuer and the Guarantors will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer and Guarantors will provide the Trustee, for the benefit of the Holders, with official receipts evidencing the payment of the Taxes with respect to which Additional Amounts are paid. If, notwithstanding the efforts of the Issuer and Guarantors to obtain such receipts, the same are not obtainable, the Issuer and Guarantors will provide the Trustee with other evidence. In no event, however, shall the Issuer or any Guarantor be required to disclose any information it reasonably deems to be confidential.

(d)  If the Issuer, a Guarantor or a Paying Agent is or will become obligated to deduct or withhold any Taxes and/or pay any Additional Amounts, each under or with respect to any payment made on the Securities or any Guarantee, at least 30 days prior to the date of such payment, the Issuer will deliver to the Trustee an Officers’ Certificate to such effect stating the amount and nature of any such deduction or withholding and, if Additional Amounts are payable, stating the amounts so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts deposited with it by the Issuer or the Guarantors to Holders on the relevant payment date. The Paying Agent shall not be required to deduct or withhold non-US Taxes from any such payments it makes or to pay Additional Amounts, except in accordance with the foregoing.

(e)  Whenever in this Indenture there is mentioned, in any context:

(i)                                     the payment of principal or interest;

(ii)                                  redemption prices or purchase prices in connection with a redemption or purchase of Securities; or

(iii)                               any other amount payable on or with respect to any of the Securities or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)  The Issuer and the Guarantors will pay any present or future stamp, court or documentary taxes or any other excise, property or similar taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Securities, this Indenture, any Guarantee or any other document or instrument in relation thereof, and the Issuer and the Guarantors will agree to indemnify the Holders for any such taxes paid by such Holders.

(g)  The obligations described under this heading will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Guarantor is organized or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein (each of which shall also be treated as a Relevant Taxing Jurisdiction).

ARTICLE XI

Redemption of Securities

SECTION 11.01.                            Applicability of Article.  Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

SECTION 11.02.                            Election to Redeem; Notice to Trustee.  The election of the Issuer to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Issuer of less than all the Securities of any series, the Issuer shall, at least 60 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the tenor, if applicable, of the Securities to be redeemed, and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.  For so long as the Securities are admitted to the Official List and to trading on the Global Exchange Market of the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, the Issuer shall deliver, or cause to be delivered, notice of redemption to the Company Announcements Office of the Irish Stock Exchange and, with respect to certificated Securities only, mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the books of the Security Registrar, in each case at least five days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 11.04.

SECTION 11.03.                            Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series are to be redeemed (unless all of the Securities of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series subject to such redemption and not previously called for redemption, in accordance with the customary policies and procedures of the Trustee (or Depositary, as applicable) from time to time in effect and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.04.                            Notice of Redemption.  Notice of redemption shall be given by the Trustee, upon Company Order, by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his or her address appearing in the Security Register. All notices of redemption shall state:

(a)  the Redemption Date (which must be a Business Day),

(b)  the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(c)  if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

(d)  the CUSIP numbers of the Securities to be redeemed,

(e)  that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(f)  the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

(g)  that the redemption is for a sinking fund, if such is the case. Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

SECTION 11.05.                            Deposit of Redemption Price.  Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 11.06.                            Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities or portion thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01 for Securities of any series, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 11.07.                            Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing and, in the case of definitive Securities, any other documentation or items reasonably requested by the Trustee), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.

ARTICLE XII

Sinking Funds

SECTION 12.01.                            Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 12.02.                            Satisfaction of Sinking Fund Payments with Securities.  The Issuer (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Issuer pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 12.03.                            Redemption of Securities for Sinking Fund.  Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Issuer will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.06 and Section 11.07.

ARTICLE XIII

Defeasance and Covenant Defeasance

SECTION 13.01.                            Applicability of Article; Issuer’s Option to Effect Defeasance or Covenant Defeasance.  Unless otherwise provided pursuant to Section 3.01 with respect to Securities of a series, this Article XIII shall be applicable to the Securities of such series, and the Issuer may at its option by Board Resolution, at any time, with respect to the Securities of such series, elect to have either Section 13.02 (if applicable) or Section 13.03 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article XIII.

SECTION 13.02.                            Defeasance and Discharge.  Upon the Issuer’s exercise of the above option applicable to this Section, the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Issuer’s obligations with respect to such Securities under Section 3.04, Section 3.05, Section 3.06, Section 10.02 and Section 10.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and (D) this Article XIII. Subject to compliance with this Article XIII, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Securities of such series. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

SECTION 13.03.                            Covenant Defeasance.  Upon the Issuer’s exercise of the above option applicable to this Section, the Issuer shall be released from its obligations under Section 10.04 and Section 8.01 (and any other Sections applicable to such Securities that are determined pursuant to Section 3.01 to be subject to this provision) on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of the applicable series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of the Securities of such series may not be accelerated by reference to any Section specified above in this Section 13.03.

SECTION 13.04.                            Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 13.02 or Section 13.03 to the Outstanding Securities of such series:

(a)  the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article XIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article XI, which shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a) (2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

(b)  No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as subsections Section 5.01(c) and (d) are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Issuer in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

(c)  Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Securities of such series to have a conflicting interest as defined in Section 6.08 or for purposes of the Trust Indenture Act with respect to any securities of the Issuer or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

(d)  Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

(e)  Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted.

(f)  In the case of an election under Section 13.02, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(g)  In the case of an election under Section 13.03, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(h)  No event or condition shall exist that, pursuant to the provisions of Section 14.01, would prevent the Issuer from making payments of the principal of or interest on the Securities of such series on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(i)  The Issuer has delivered to the Trustee an Opinion of Counsel to the effect that (x) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including without limitation those arising under Article XIV of this Indenture, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuer, no opinion is given as to the effect of such laws on the trust funds except the following: (i) assuming such trust funds remained in the Trustee’s possession prior to such court ruling to the extent not paid to Holders of Securities of such series the Trustee will hold, for the benefit of such Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise, (ii) such Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (iii) no property, rights in property or other interests granted to the Trustee or such Holders in exchange for or with respect to any of such funds will be subject to any prior rights of holders of Senior Indebtedness, including without limitation those arising under Article XIV of this Indenture.

(j)  Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 3.01.

(k)  The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

SECTION 13.05.                            Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee — collectively, for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then the Issuer’s obligations to pay principal of (and premium, if any) and interest on the Securities of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any case specified in clause (i), the Issuer’s interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Issuer’s payment obligations are reinstated.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE XIV

Subordination of Securities

SECTION 14.01.                            Securities Subordinated to Senior Indebtedness.  The Issuer covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Issuer or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Issuer, whether or not involving insolvency or bankruptcy, (b) subject to the provisions of Section 14.02, that (x) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (y) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (x) and (y) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Securities of any series shall have been declared due and payable pursuant to Section 5.01 and such declaration shall not have been rescinded and annulled as provided in Section 5.02, then in any such case:

(i)  the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Securities are entitled to receive a payment on account of the principal of or interest on the indebtedness evidenced by the Securities, including, without limitation, any payments made pursuant to Article XI or Article XII;

(ii)  any payment by, or distribution of assets of, the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities or the Trustee would be entitled but for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this instrument; and

(iii)  in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Issuer of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Securities or in connection with any repurchase by the Issuer of the Securities, shall be received by the Trustee or the Holders of any of the Securities before all Senior Indebtedness is paid in full, or provision made for such payment in money or money’s worth, such payment or distribution in respect of principal of or interest on the Securities or in connection with any repurchase by the Issuer of the Securities shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

Notwithstanding the foregoing, at any time after the 91st day following the date of deposit of cash, or in the case of Securities payable only in Dollars, U.S. Government Obligations, pursuant to Section 13.02 (provided all other conditions set out in such Section shall have been satisfied) the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under this Article XIV.

SECTION 14.02.                            Disputes with Holders of Certain Senior Indebtedness.  Any failure by the Issuer to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Issuer or assumed or guaranteed, directly or indirectly, by the Issuer for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by the Issuer in the instrument or instruments by which the Issuer incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 14.01(b) if (a) the Issuer is disputing its obligation to make such payment or perform such obligation and (b) either (i) no final judgment relating to such dispute shall have been issued against the Issuer that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (ii) in the event a judgment that is subject to further review or appeal has been issued, the Issuer shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

SECTION 14.03.                            Subrogation.  In the event of the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all obligations of the Issuer that by their express terms are subordinated to Senior Indebtedness of the Issuer to the same extent as the Securities are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and as between the Issuer and its creditors other than holders of such Senior Indebtedness, including the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by the Issuer on account of such Senior Indebtedness, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 14.04.                            Obligation of Issuer Unconditional.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer and its creditors other than the holders of Senior Indebtedness, including the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

Upon payment or distribution of assets of the Issuer referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Issuer is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 14.05.                            Payments on Securities Permitted.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities shall affect (a) the obligations of the Issuer to make, or prevent the Issuer from making, payment of the principal of or interest on the Securities in accordance with the provisions hereof and thereof, except as otherwise provided in this Article or (b) the application by the Trustee of any money or U.S. Government Obligations deposited with it hereunder to the payment of the principal of or interest on the Securities or the retention of such payment by the Holders. Notwithstanding anything herein to the contrary, money or U.S. Government Obligations held in trust pursuant to Section 4.02 or 13.05 shall not be subject to the claims of the holders of Senior Indebtedness of any Guarantor under this Article XIV.

SECTION 14.06.                            Effectuation of Subordination by Trustee.  Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 14.07.                            Knowledge of Trustee.  Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee assigned to this transaction and working in the Trustee’s Corporate Trust Office has actual knowledge or unless same shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office (attn: Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities — AERCAP15), and such notice clearly references the Securities, the Issuer or this Indenture, from the Issuer, any Holder, any paying agent or the holder or representative of any class of Senior Indebtedness; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date.

For the avoidance of doubt, delivery of reports, information and documents to the Trustee under Section 7.04 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 14.08.                            Trustee May Hold Senior Indebtedness.  The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 14.09.                            Rights of Holders of Senior Indebtedness Not Impaired.  No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

With respect to the holders of Senior Indebtedness, (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, (b) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, (c) no implied covenants or obligations shall be read into this Indenture against the Trustee and (d) the Trustee shall not be deemed to be a fiduciary as to such holders.

SECTION 14.10.                            Article Applicable to Paying Agents.  In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee, provided, however, that Sections 14.07 and 14.08 shall not apply to the Issuer if it acts as its own paying agent.

SECTION 14.11.                            Trustee; Compensation Not Prejudiced.  Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.07.

ARTICLE XV

Subordination of Guarantees

SECTION 15.01.                            Guarantees Subordinated to Senior Indebtedness.  The Guarantors covenant and agree, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that all payments pursuant to a Guarantee made by or on behalf of a Guarantor are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of a Guarantor or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of a Guarantor, whether or not involving insolvency or bankruptcy, (b) subject to the provisions of Section 14.02, that (x) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness of a Guarantor, or (y) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness of a Guarantor, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (x) and (y) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that any payment pursuant to a Guarantee shall have been declared due and payable pursuant to Section 5.01 and such declaration shall not have been rescinded and annulled as provided in Section 5.02, then in any such case:

(i)  the holders of all Senior Indebtedness of the affected Guarantor shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment by the affected Guarantor in money or money’s worth, before the Holders of any of the Securities are entitled to receive a payment pursuant to a Guarantee, including, without limitation, any payments made pursuant to Article XI or Article XII;

(ii)  any payment by, or distribution of assets of, the affected Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of any of the Securities or the Trustee would be entitled but for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness of the affected Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness of the affected Guarantor remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution by the affected Guarantor is made to the holders of the indebtedness evidenced by the Securities or to the Trustee under this instrument pursuant to a Guarantee; and

(iii)  in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the affected Guarantor of any kind or character, whether in cash, property or securities, in respect of a payment pursuant to a Guarantee, shall be received by the Trustee or the Holders of any of the Securities before all Senior Indebtedness of the affected Guarantor is paid in full, or provision made for such payment in money or money’s worth, such payment or distribution in respect of a payment pursuant to a Guarantee shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the affected Guarantor remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

Notwithstanding the foregoing, at any time after the 91st day following the date of deposit of cash, or in the case of Securities payable only in Dollars, U.S. Government Obligations, pursuant to Section 13.02 (provided all other conditions set out in such Section shall have been satisfied) the funds so deposited and any interest thereon will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under this Article XV.

In relation to any Guarantor incorporated under the laws of the Netherlands, this Section 15.01 also constitutes an agreement on ranking within the meaning of article 3:277(2) of the Netherlands Civil Code.

SECTION 15.02.                            Disputes with Holders of Certain Senior Indebtedness.  Any failure by a Guarantor to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by a Guarantor or assumed or guaranteed, directly or indirectly, by a Guarantor for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by such Guarantor in the instrument or instruments by which such Guarantor incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 15.01(b) if (a) the affected Guarantor is disputing its obligation to make such payment or perform such obligation and (b) either (i) no final judgment relating to such dispute shall have been issued against the affected Guarantor that is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (ii) in the event a judgment that is subject to further review or appeal has been issued, the affected Guarantor shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

SECTION 15.03.                            Subrogation.  In the event of the payment in full of all Senior Indebtedness of an affected Guarantor, the holders of the Guarantees shall be subrogated (equally and ratably with the holders of all obligations of such Guarantor that by their express terms are subordinated to Senior Indebtedness of such Guarantor to the same extent as the Guarantees are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor applicable to the Senior Indebtedness until all amounts owing on the Guarantees shall be paid in full, and as between such Guarantor and its creditors other than holders of such Senior Indebtedness, including the Holders, no such payment or distribution made to the holders of such Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by such Guarantor on account of such Senior Indebtedness, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of an affected Guarantor, on the other hand.

SECTION 15.04.                            Obligation of Guarantors Unconditional.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among a Guarantor and its creditors other than the holders of such Guarantor’s Senior Indebtedness, including the Holders, the obligation of a Guarantor, which is absolute and unconditional, to pay to the Holders an amount pursuant to the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of such Guarantor other than the holders of such Guarantor’s Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of such Guarantor’s Senior Indebtedness in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon payment or distribution of assets of an affected Guarantor referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of such Guarantor is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of such Guarantor’s Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 15.05.                            Payments on Guarantees Permitted.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities shall affect (a) the obligations of the Guarantors to make, or prevent the Guarantors from making, payments pursuant to the Guarantees in accordance with the provisions hereof and thereof, except as otherwise provided in this Article or (b) the application by the Trustee of any money or U.S. Government Obligations deposited with it hereunder to any payment pursuant to any Guarantee or the retention of such payment by the Holders. Notwithstanding anything herein to the contrary, money or U.S. Government Obligations held in trust pursuant to Section 4.02 or 13.05 shall not be subject to the claims of the holders of Senior Indebtedness of any Guarantor under this Article XV.

SECTION 15.06.                            Effectuation of Subordination by Trustee.  Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 15.07.                            Knowledge of Trustee.  Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee assigned to this transaction and working in the Trustee’s Corporate Trust Office has actual knowledge or unless same shall have received written notice thereof mailed or delivered to the Trustee at its Corporate Trust Office (attn: Institutional Cash & Securities Services (ICSS) / Asset-Backed Securities — AERCAP15), and such notice clearly references the Guarantees, the Guarantors or this Indenture, from the Guarantors, any Holder, any paying agent or the holder or representative of any class of Senior Indebtedness; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, any payment pursuant to the Guarantees) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date.

For the avoidance of doubt, delivery of reports, information and documents to the Trustee under Section 7.04 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including a Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates received by it pursuant to this Indenture).

SECTION 15.08.                            Trustee May Hold Senior Indebtedness.  The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 15.09.                            Rights of Holders of Senior Indebtedness Not Impaired.  No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantors or by any noncompliance by the Guarantors with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

With respect to the holders of Senior Indebtedness, (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, (b) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, (c) no implied covenants or obligations shall be read into this Indenture against the Trustee and (d) the Trustee shall not be deemed to be a fiduciary as to such holders.

SECTION 15.10.                            Article Applicable to Paying Agents.  In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee, provided, however, that Sections 15.07 and 15.08 shall not apply to the Issuer or Guarantor if it acts as paying agent.

SECTION 15.11.                            Trustee; Compensation Not Prejudiced.  Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.07.

ARTICLE XVI

Guarantees

SECTION 16.01.                            Guarantees.

(a)  Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and the Trustee and their successors and assigns (i) the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, premium, if any, or interest on, if any, the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities, on the terms set forth in this Indenture by executing this Indenture (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XVI notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)  Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.

(c)  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(d)  Except as expressly set forth in Section 16.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.

(e)  Subject to Section 16.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment of, or any part thereof, principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Holdings or any of its Subsidiaries or otherwise.

(f)  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(g)  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article V, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 16.01.

(h)  Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 16.01.

(i)  Each Guarantor shall promptly execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 16.02.                            Limitation on Liability.

(a)  Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that, any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(b)  Notwithstanding any other provision in this Article XVI, the Guarantee provided by any Guarantor incorporated under the laws of Ireland (an “Irish Guarantor”) does not apply to any liability or indebtedness to the extent that it would result in the Guarantee constituting unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act 2014.

SECTION 16.03.                            Releases.  A Guarantee as to any Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon:

(a)  (i) any sale, exchange, disposition or transfer (including through consolidation, amalgamation, merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor or (y) all or substantially all the assets of such Subsidiary Guarantor; (ii) other than with respect to each Subsidiary Guarantor that is a party to this Indenture on the date of this Indenture, the release, discharge or termination of the guarantee by such Subsidiary Guarantor that resulted in the obligation of such Subsidiary Guarantor to Guarantee the Securities, except a release, discharge or termination by or as a result of payment under such guarantee; (iii) the consolidation, amalgamation or merger of any Subsidiary Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such consolidation, amalgamation or merger, or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or (iv) the Issuer exercising its defeasance option pursuant to Article XIII or the Issuer’s obligations under this Indenture being discharged pursuant to Article IV; and

(b)  if evidence of such release and discharge is requested to be executed by the Trustee, the Issuer delivering, or causing to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction, the release of the Guarantee and the execution of such evidence by the Trustee have been complied with.

SECTION 16.04.                            Successors and Assigns.  This Article XVI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 16.05.                            No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XVI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XVI at law, in equity, by statute or otherwise.

SECTION 16.06.                            Execution of Supplemental Indenture for Future Guarantors.  Each Subsidiary which is required to become a Guarantor pursuant to Section 10.07 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit A hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XVI and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

SECTION 16.07.                            Non-Impairment.  The failure to endorse a Guarantee on any Securities shall not affect or impair the validity thereof.

SECTION 16.08.                            Benefits Acknowledged.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the Guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

SECTION 16.09.                            Compliance with Applicable Law.  In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA Patriot Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities that maintain a business relationship with the Trustee.  Accordingly, the Issuer and the Guarantors agree to provide to the Trustee, upon request from time to time, such identifying information and documentation as may be reasonably available in order to enable the Trustee to comply with Applicable Law in connection herewith.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

AERCAP GLOBAL AVIATION TRUST, as Issuer

By:	/s/ Ian Sutton
	Name:	Ian Sutton
	Title:	Chief Financial Officer

SIGNED AND DELIVERED AS A DEED by

/s/ Thomas Kelly

As Attorney of AERCAP IRELAND CAPITAL LIMITED, as a Guarantor, in the presence of:

	Name:	Ken Faulkner
	Title:	Chartered Secretary

AERCAP HOLDINGS N.V., as a Guarantor

By:	/s/ Aengus Kelly
	Name:	Aengus Kelly
	Title:	Chief Executive Officer

AERCAP AVIATION SOLUTIONS B.V., as a Guarantor

By:	/s/ Keith Helming		/s/ Gordon J. Chase
	Name:	Keith Helming	Gordon J. Chase
	Title:	Director	Director

AERCAP U.S. GLOBAL AVIATION LLC, as a Guarantor

By:	/s/ Thomas Kelly
	Name:	Thomas Kelly
	Title:	Director

[Signature Page to Junior Subordinated Indenture]

SIGNED AND DELIVERED AS A DEED by

/s/ Thomas Kelly

As Attorney of AERCAP IRELAND LIMITED, as a Guarantor, in the presence of:

	Name:	Ken Faulkner
	Title:	Chartered Secretary

INTERNATIONAL LEASE FINANCE CORPORATION, as a Guarantor

By:	/s/ Erwin Den Dikken
	Name:	Erwin Den Dikken
	Title:	CEO

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	/s/ Michelle H.Y. Voon
	Name:	Michelle H.Y. Voon
	Title:	Vice President

By:	/s/ Ellen Jean-Baptiste
Name:		Ellen Jean-Baptiste
Title:		Associate

[Signature Page to Junior Subordinated Indenture]

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE FOR

ADDITIONAL SUBSIDIARY GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [  ], 20[  ], among [  ] (the “Guaranteeing Subsidiary”) a subsidiary of AERCAP HOLDINGS N.V., a public limited liability company organized under the laws of the Netherlands (“Holdings”), Holdings, AERCAP GLOBAL AVIATION TRUST, a statutory trust organized under the laws of Delaware (the “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented from time to time, the “Indenture”), dated as of June 9, 2015, among the Issuer, the Guarantors named therein and the Trustee, providing for the issuance from time to time of certain securities (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Securities and the Indenture (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 9.01 and 10.07 of the Indenture, the Trustee (when authorized by a Company Order), the Issuer and the other Guarantors (in each case when authorized by a Board Resolution) are authorized and required to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Issuer and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations (including the Guaranteed Obligations) and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article XVI of the Indenture, including, without limitation, Section 16.02 thereof.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

[signature page follows]

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

AERCAP GLOBAL AVIATION TRUST, as Issuer

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND CAPITAL LIMITED, as a Guarantor, in the presence of:

Name:
Title:

AERCAP HOLDINGS N.V., as a Guarantor

By:
Name:
Title:

AERCAP AVIATION SOLUTIONS B.V., as a Guarantor

By:
Name:
Title:

AERCAP U.S. GLOBAL AVIATION LLC, as a Guarantor

By:
Name:
Title:

SIGNED AND DELIVERED AS A DEED by

As Attorney of AERCAP IRELAND LIMITED, as a Guarantor, in the presence of:

Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION, as a Guarantor

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:
Name:
Title:

By:
Name:
Title: